As filed with the Securities and Exchange Commission on June 13, 2025

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM S‑8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

__________________________

CADIZ INC.

(Exact name of registrant as specified in its charter)

__________________________

Delaware	77-0313235
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

550 S. Hope Street, Suite 2850

Los Angeles, California 90071

(Address of principal executive offices)

__________________________

Cadiz Inc. 2019 Equity Incentive Plan

(Full title of the plans)

__________________________

SUSAN P. KENNEDY

Chief Executive Officer

Cadiz Inc.

550 S. Hope Street, Suite 2850

Los Angeles, California 90071

(Name and address of agent for service)

(213) 271-1600

(Telephone number, including area code, of agent for service)

__________________________

Copies of communications to:

HOWARD J. UNTERBERGER, ESQ.

Law Office of Howard J. Unterberger

3337 Keeshen Drive

Los Angeles, California 90066

(310) 740‑7183

__________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed by Cadiz Inc. (the “Registrant”) for the purpose of registering an additional 2,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”) that are issuable under the Cadiz Inc. 2019 Equity Incentive Plan (as amended, the "Plan").  These additional shares of Common Stock are securities of the same class and relate to the same stock incentive plan as those shares of Common Stock registered on the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2019 (File No. 333-233582), August 3, 2022 (File No. 333-266504), and June 12,2024 (File No. 280136).  Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits.

The following documents are filed or incorporated by reference as part of this Registration Statement:

4.1

Specimen form of stock certificate (previously filed as an exhibit to Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 1998 filed on November 13, 1998 and incorporated herein by reference)

4.2

Cadiz Inc. Certificate of Incorporation, as amended (previously filed as an exhibit to Registrant’s annual report on Form 10-K for the year ended December 31, 2024 filed on March 28, 2025 and incorporated herein by reference)

4.3

Cadiz Inc. Bylaws, as amended (previously filed as an exhibit to Registrant’s annual report on Form 10-K for the year ended December 31, 2024 filed on March 28, 2025 and incorporated herein by reference)

5.1	Opinion of Legal Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Legal Counsel (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1

2019 Cadiz Inc. Equity Incentive Plan, as amended (previously filed as Annex A to the Registrant’s definitive Proxy Statement (file number 001-40579) filed with the Commission on April 25, 2025 and incorporated herein by reference).

107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 13th day of June 2025.

CADIZ INC.

By:	/s/ Susan P. Kennedy
Susan P. Kennedy
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Susan P. Kennedy and Stanley Speer, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Susan P. Kennedy Susan P. Kennedy	Chair and Chief Executive Officer (Principal Executive Officer)	June 13, 2025
/s/ Stanley Speer Stanley Speer	Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2025
/s/ Stephen E. Courter Stephen E. Courter	Director	June 13, 2025
* Maria Dreyfus	Director	June 13, 2025
/s/ Maria Echaveste Maria Echaveste	Director	June 13, 2025
/s/ Winston H. Hickox Winston H. Hickox	Director	June 13, 2025
/s//Barbara Lloyd Barbara Lloyd	Director	June 13, 2025
/s/ Kenneth T. Lombard Kenneth T. Lombard	Director	June 13, 2025
/s/ Richard Polanco Richard Polanco	Director	June 13, 2025